Exhibit 99.1

News Release

Enbridge Energy Partners, L.P. Declares Distribution and Reports Earnings for First Quarter 2014

HOUSTON, TX—April 30, 2014—Enbridge Energy Partners, L.P. (NYSE:EEP) (“Enbridge Partners” or “the Partnership”) today declared a cash distribution of $0.5435 per unit payable May 15, 2014 to unitholders of record on May 8, 2014.

“We are very pleased with the Partnership’s first quarter performance, particularly with the strong deliveries on our Mainline and North Dakota liquids pipelines systems. In the first quarter, robust supply fundamentals in western Canada and the Bakken formation resulted in high levels of system utilization. We expect deliveries on our Lakehead system to further increase throughout 2014 as refinery expansions come on-line and as Enbridge Inc. (“Enbridge”) and the Partnership’s market access projects enter service. We expect to complete a large component of our Eastern Access program in May, including the first phase of our Line 6B replacement, the 160-mile segment between Griffith, Indiana and Stockbridge, Michigan. The remaining 50-mile segment to Sarnia, Ontario is expected to come into service later in the year. Our distribution coverage will continue to strengthen as these projects enter service, increasing distributable cash flow and supporting our 2 to 5 percent annual distribution growth target,” said Mark Maki, president for the Partnership.

“The long-term outlook for the Partnership remains strong as our multi-billion dollar organic growth program will deliver long-term, low-risk cash flow growth. During the quarter, we announced the $2.6 billion replacement of our Line 3. This project will elevate our system’s operational reliability and enhance customer flexibility, while delivering accretive growth to our unitholders. We bolstered our financing flexibility with the significant funding actions executed by the Partnership in 2013. A key component of our 2013 financing plan involved closing the Midcoast Energy Partners, L.P. (“MEP”) initial public offering (the “MEP IPO”) in November of 2013. We expect EEP to complete a further drop-down of ownership interests in its natural gas business to MEP by mid-2014. Over the next few years, we expect that EEP will sell all of its gas business ownership interests to MEP. This series of drop-downs will provide significant funding for EEP’s attractive Liquids Pipelines growth projects and will substantially satisfy our equity capital requirements,” noted Maki.

The Partnership’s key financial results for the first quarter of 2014, compared to the same period in 2013, were as follows:

	Three months ended March 31,
(unaudited; dollars in millions, except per unit amounts)	2014	2013
Net income (loss) (1)	$93.3	$(83.3)
Net income (loss) per unit	0.18	(0.36)
Adjusted EBITDA (2)	338.7	281.0
Adjusted net income (1)	102.9	95.7
Adjusted net income per unit	0.20	0.21
(1)	Net income and adjusted net income attributable to general and limited partner ownership interests in Enbridge Partners.
(2)	Includes non-controlling interest.

Adjusted net income for the three month period ended March 31, 2014, as reported above, eliminates the impact of non-cash, mark-to-market net gains and losses and other adjustments. Refer to the Non-GAAP Reconciliations section below for additional details.

Adjusted net income of $102.9 million for the first quarter of 2014 was $7.2 million higher than the same period of the prior year. Higher earnings were attributable to higher transportation rates, deliveries and associated revenues from our liquids segment, partially offset by lower gross margin in our natural gas segment due to lower natural gas volumes and NGL production. Additionally, the increase in adjusted net income was also partially offset by the inclusion of the deferred distribution of $22.5 million relating to the preferred units issued in the second quarter of 2013 and by higher non-controlling interest deductions from net income resulting from the MEP IPO.

COMPARATIVE EARNINGS STATEMENT

	Three months ended March 31,
(unaudited; dollars in millions except per unit amounts)	2014	2013
Operating revenue	$2,079.6	$1,693.0
Operating expenses:
Cost of natural gas	1,488.7	1,191.4
Environmental costs, net of recoveries	5.0	178.5
Operating and administrative	217.0	194.9
Power	50.4	33.6
Depreciation and amortization	103.8	92.2
Operating income	214.7	2.4
Interest expense	76.9	76.4
Allowance for equity used during construction	20.7	7.8
Other income (expense)	(0.8)	0.3
Income (loss) before income tax expense	157.7	(65.9)
Income tax expense	2.0	1.8
Net income (loss)	155.7	(67.7)
Less: Net income attributable to:
Noncontrolling interest	36.3	15.6
Series 1 preferred unit distributions	22.5	—
Accretion of discount on Series 1 preferred units	3.6	—
Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$93.3	$(83.3)
Less: Allocations to general partner	34.4	29.6
Net income (loss) allocable to limited partners	$58.9	$(112.9)
Weighted average limited partner units (basic)	326.4	307.2
Net income (loss) per limited partner unit (basic)	$0.18	$(0.36)
Weighted average limited partner units outstanding (diluted)	326.4	307.2
Net income (loss) per limited partner unit (diluted)	$0.18	$(0.36)

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Partnership’s financial results, comparing the three month period ended March 31, 2014 with the same period of 2013. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Adjusted Operating Income	Three months ended March 31,
(unaudited; dollars in millions)	2014	2013
Liquids	$205.2	$154.3
Natural Gas	8.8	26.8
Corporate	0.3	(0.4)
Adjusted operating income	$214.3	$180.7

Liquids – First quarter adjusted operating income for the Liquids segment increased $50.9 million to $205.2 million from $154.3 million for the comparable period in 2013. Higher revenues in the first quarter were attributable to an increase in transportation rates and higher deliveries on both our Lakehead and North Dakota systems. Additionally, full quarter contributions from growth projects that entered service in 2013, specifically from the Bakken Pipeline Expansion, Bakken Berthold Rail, Bakken Access and Lakehead system expansion projects contributed to higher revenues over the same period of the prior year. Higher revenues were partially offset by increased operating and administrative expenses, higher pipeline integrity costs as well as increased property tax and workforce costs.

Liquids Systems Volumes	Three months ended March 31,
(thousand barrels per day)	2014	2013
Lakehead	2,000	1,836
Mid-Continent	211	222
North Dakota	245	128
Total	2,456	2,186

Natural Gas – First quarter adjusted operating income for the Natural Gas segment was $18 million lower than the same period of 2013. The decrease in adjusted operating income was predominantly attributable to lower natural gas throughput and NGL production volumes on our major systems due to reduced dry gas drilling activity in our East Texas region coupled with natural gas wells drilled but not completed. Additionally, volumes were impacted by freeze-offs due to unusually extended cold weather conditions in certain areas of the United States and the previously disclosed loss of a major customer on our Anadarko system. Our natural gas and NGL marketing businesses benefited from strong seasonal demand and optimization opportunities for natural gas and NGLs, partially offsetting the decrease in adjusted operating income. Operating and administrative expenses for the quarter were in-line relative to the prior year.

Natural Gas Throughput	Three months ended March 31,
(MMBtu per day)	2014	2013
East Texas	971,000	1,252,000
Anadarko	824,000	964,000
North Texas	272,000	332,000
Total	2,067,000	2,548,000

Partnership Financing – During the first quarter, the Partnership attributed approximately $22.5 million of earnings to the deferred distribution related to its Series 1 Preferred unitholders. This amount is deducted from net income to arrive at the amount of net income attributable to the general and limited partners. Preferred distributions are accrued at an annual rate of 7.5 percent even though the payment of the distribution will be deferred until August 2015.

ENBRIDGE ENERGY MANAGEMENT DISTRIBUTION

Enbridge Energy Management, L.L.C. (NYSE:EEQ) (“Enbridge Management”) today declared a distribution of $0.5435 per share payable on May 15, 2014 to shareholders of record on May 8, 2014. The distribution will be paid in the form of additional shares of Enbridge Energy Management valued at the average closing price of the shares for the 10 trading days prior to the ex-dividend date on May 6, 2014. Enbridge Management’s sole asset is its approximate 19.5 percent limited partner interest in Enbridge Partners. Enbridge Management’s results of operations, financial condition and cash flows depend on the results of operations, financial condition and cash flows of Enbridge Partners, which are summarized herein for the first quarter of 2014.

MANAGEMENT REVIEW OF QUARTERLY RESULTS AND 2014 FINANCIAL GUIDANCE

Enbridge Partners will review its financial results for the quarter ended March 31, 2014 in a live Internet presentation, commencing at 11:00 a.m. Eastern Time on May 1, 2014. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed unaudited financial statements will also be available on the Partnership’s website at the link below.

EEP Events and Presentations:

www.enbridgepartners.com/Investor-Relations/EEP/Events-and-Presentations/

Webcast link: http://www.media-server.com/m/p/mkdtmrg4

The audio portion of the live presentation will be accessible by telephone at (866) 318-8613 (Passcode: 56989652) and can be replayed until May 15, 2014 by calling (888) 286-8010 (Passcode: 51289920). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Adjusted Earnings	Three months ended March 31,
(unaudited; dollars in millions except per unit amounts)	2014	2013
Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$93.3	$(83.3)
Line 6B incident expenses, net of recoveries	—	175.0
Noncash derivative fair value (gains) losses
-Liquids	2.2	2.0
-Natural Gas	(3.8)	1.5
-Corporate	5.7	0.7
Option premium amortization	(0.7)	(0.2)
Make-up rights adjustment	2.6	—
Accretion of discount on Series 1 preferred units	3.6	—
Adjusted net income	102.9	95.7
Less: Allocations to general partner	34.6	33.2
Adjusted net income allocable to limited partners	$68.3	$62.5
Weighted average units (millions)	326.4	307.2
Adjusted net income per limited partner unit (dollars)	$0.20	$0.21

Liquids	Three months ended March 31,
(unaudited; dollars in millions)	2014	2013
Operating income (loss)	$202.1	$(22.7)
Line 6B incident expenses, net of recoveries	—	175.0
Noncash derivative fair value (gains) losses	2.2	2.0
Make-up rights adjustment	0.9	—
Adjusted operating income	$205.2	$154.3

Natural Gas	Three months ended March 31,
(unaudited; dollars in millions)	2014	2013
Operating income (loss)	$12.3	$25.5
Noncash derivative fair value (gains) losses	(4.6)	1.5
Option premium amortization	(1.0)	(0.2)
Make-up rights adjustment	2.1	—
Adjusted operating income	$8.8	$26.8

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

Adjusted EBITDA	Three months ended March 31,
(unaudited; dollars in millions)	2014	2013
Net cash provided by operating activities	$210.8	$205.9
Changes in operating assets and liabilities, net of cash acquired	36.9	(6.4)
Interest expense (1)	71.2	75.7
Income tax expense	2.0	1.8
Allowance for equity used during construction	20.7	7.8
Option premium amortization	(1.0)	(0.2)
Other	(1.9)	(3.6)
Adjusted EBITDA	$338.7	$281.0

(1)	Interest expense excludes unrealized mark-to-market net losses of $5.7 million and $0.7 million for the three month period ended March 31, 2014 and 2013, respectively.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil and natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. The system’s deliveries to refining centers and connected carriers in the United States account for approximately 17 percent of total U.S. oil imports. Enbridge Partners’ natural gas gathering, treating, processing and transmission assets, which are principally located onshore in the active U.S. Mid-Continent and Gulf Coast areas, deliver approximately 2.5 billion cubic feet of natural gas daily. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

About Enbridge Energy Management, L.L.C

Enbridge Energy Management, L.L.C. manages the business and affairs of Enbridge Partners, and its sole asset is an approximate 19.5 percent limited partner interest in Enbridge Partners. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta (NYSE:ENB) (TSX:ENB) is the general partner of Enbridge Partners and holds an approximate 21 percent interest in Enbridge Partners together with all of the outstanding preferred interests in Enbridge Partners.

Forward Looking Statements

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts. These statements frequently use the following words, variations thereon or comparable terminology: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “target”, “will” and similar words. Although the Partnership believes that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the Partnership’s ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline systems; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance, including those related to Line 6B and any additional fines and penalties assessed in connection with the crude oil release on that line; (6) changes in or challenges to the Partnership’s tariff rates; and (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that the Partnership is under no obligation to offer to sell any additional interests in Midcoast Operating, and MEP is under no obligation to buy any such additional interests. As a result, we do not know when or if the Partnership will sell any such additional interests to MEP.

The Partnership’s forward looking statements regarding “drop-down” sales opportunities for its ownership in Midcoast Operating, L.P. are further qualified by the fact that Midcoast Energy Partners, L.P. is under no obligation to buy any of our interests in Midcoast Operating, L.P., and we are under no obligation to sell any such interests. As a result, we do not know when or if any such additional interests will be sold.

The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including by not limited to those discussed more extensively in our filings with the U.S. securities regulators. The impact of any one risk, uncertainty or factor on any particular forward looking statement is not determinable with certainty as these are independent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to EEP’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Reports on Form 10-Q, for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at Enbridge Partners’ web site.

FOR FURTHER INFORMATION PLEASE CONTACT

Investor Relations Contact:	Media Contact:

Sanjay Lad	Terri Larson, APR

Toll-free: (866) EEP INFO or (866) 337-4636	Telephone: (877) 496-8142

E-mail: eep@enbridge.com	E-mail: usmedia@enbridge.com

Website: www.enbridgepartners.com

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